UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2018

INNOVATION PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37357	30-0565645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cummings Center, Suite 151-B Beverly, Massachusetts	01915
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 921-4125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 5, 2018, Innovation Pharmaceuticals Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with one multi-family office for the sale of an aggregate of 2,000 shares of the Company’s newly-created Series B 5% convertible preferred stock (the “preferred stock”), for aggregate gross proceeds of approximately $2.0 million. Under the Securities Purchase Agreement, the Company will also issue to the investors warrants to purchase up to an additional 8,000 shares of preferred stock. An initial closing relating to the sale of 1,250 shares of preferred stock and accompanying warrants is expected to occur on or about October 9, 2018, and a second closing relating to the sale of 750 shares of preferred stock and accompanying warrants is expected to occur on or before November 5, 2018, subject in each case to satisfaction of customary closing conditions as set forth in the Securities Purchase Agreement.

The rights and preferences of the preferred stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series B 5% Convertible Preferred Stock (the “Certificate of Designation”) filed with the Nevada Secretary of State on October 5, 2018. Each share of preferred stock has an initial stated value of $1,080 and may be converted at any time at the holder’s option into shares of the Company’s common stock at a conversion price equal of the lower of (i) $0.31625 per share and (ii) 85% of the lowest volume weighted average price of the Company’s common stock on a trading day during the ten trading days prior to and ending on, and including, the conversion date. The conversion price may be adjusted following certain triggering events and subsequent equity sales and is subject to appropriate adjustment in the event of stock splits, stock dividends, recapitalization or similar events affecting the Company’s common stock.

The holders of the preferred stock are limited in the amount of stated value of the preferred stock they can convert on any trading day. The conversion cap limits conversions by the holders to the greater of $75,000 and an amount equal to 30% of the aggregate dollar trading volume of the Company’s common stock for the five trading days immediately preceding, and including, the conversion date. However, the conversion cap will be increased if the trading volume in the first 30 minutes of any trading session exceeds certain trailing average daily volume amounts. In addition, the holders of the preferred stock may not convert shares of preferred stock if, after giving effect to the conversion, a holder together with its affiliates would beneficially own in excess of 9.99% of the outstanding shares of the Company’s common stock.

Following 30 days after the initial closing, the Company may elect to redeem the preferred stock for 120% of the aggregate stated value then outstanding, plus all accrued but unpaid dividends and all liquidated damages and other amounts due in respect of the preferred stock. The Company’s right to redeem the preferred stock is contingent upon it having complied with a number of conditions, including compliance with its obligations under the Certificate of Designation. Shares of preferred stock will generally have no voting rights, except as required by law and except that the Company shall not take certain actions without the consent of the holders of the preferred stock.

Each share of preferred stock will be sold together with three warrants: (i) a Series 1 warrant, which will entitle the holder thereof to purchase 1.25 shares of preferred stock at $982.50 per share, or 2,500 shares of preferred stock in the aggregate for approximately $2.5 million in aggregate exercise price, for a period of up to nine months following issuance, (ii) a Series 2 warrant, which will entitle the holder thereof to purchase 1.25 shares of preferred stock at $982.50 per share, or 2,500 shares of preferred stock in the aggregate for approximately $2.5 million in aggregate exercise price, for a period of up to 15 months following issuance, and (iii) a Series 3 warrant, which will entitle the holder thereof to purchase 1.50 shares of preferred stock at $982.50 per share, or 3,000 shares of preferred stock in the aggregate for approximately $2.9 million in aggregate exercise price, for a period of up to 24 months following issuance.

Subject to the satisfaction of certain circumstances, the Company may compel the holders to exercise up to $250,000 of the warrants 30 days after the initial closing of the sale of the preferred stock. In addition, subject to the satisfaction of certain circumstances, the Company may call for cancellation any or all of the warrants following 90 days after their issuance, for a payment in cash equal to 8% of the aggregate exercise price of the warrants being called. The warrants subject to any such call notice will be cancelled 30 days following the Company’s payment of the call fee, provided that the warrant holders have not exercised the warrants prior to cancellation.

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The Company intends to use the net proceeds from the offering for general corporate purposes, including research and development.

The securities were registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-220419) (the “Registration Statement”) and the related base prospectus included in the Registration Statement, as supplemented by the prospectus supplement dated October 5, 2018. The legal opinions and consents of Gary Henrie and Hogan Lovells US LLP addressing the validity of the securities (including shares of the Company’s preferred stock underlying the warrants and shares of the Company’s common stock issuable upon conversion of the preferred stock) are filed as Exhibit 5.1 and Exhibit 5.2, respectively, to this Current Report on Form 8-K and are incorporated into the Registration Statement.

The foregoing descriptions of the terms and conditions of the Securities Purchase Agreement, Certificate of Designation and warrants are not complete and are qualified in their entirety by the full text of the Securities Purchase Agreement, Certificate of Designation and form of warrant, which are filed herewith as Exhibits 10.1, 3.1 and 4.1, respectively, and incorporated into this Item 1.01 by reference.

The Securities Purchase Agreement contains customary representations and warranties, covenants, conditions to closing and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreement and in the context of the specific relationship between the parties. The provisions of the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement or parties expressly permitted to rely on such provisions and are not intended for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, including statements related to the closings under the Securities Purchase Agreement and the use of proceeds therefrom. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s SEC filings. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Information concerning the Certificate of Designation in Item 1.01 of this Form 8-K is incorporated by reference into this Item 5.03.

Item 7.01 Regulation FD Disclosure.

On October 9, 2018, the Company issued a press release announcing that it has entered into the Securities Purchase Agreement. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by reference to such filing.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B 5% Convertible Preferred Stock.

4.1	Form of Warrant.

5.1	Opinion of Gary R. Henrie, Esq.

5.2	Opinion of Hogan Lovells US LLP.

10.1	Securities Purchase Agreement, dated October 5, 2018, between the Company and the investors party thereto.

23.1	Consent of Gary R. Henrie, Esq. (included in Exhibit 5.1).

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.2).

99.1	Press release dated October 9, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATION PHARMACEUTICALS INC.

Dated: October 9, 2018	By:	/s/ Arthur P. Bertolino
	Name:	Arthur P. Bertolino
	Title:	President and Chief Medical Officer

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